 JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the common stock of SelectQuote, Inc. shall be filed on behalf of each of the undersigned and that this Joint Filing Agreement shall be filed as an exhibit to such Schedule 13G.

This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date: January 14, 2022

BEP III LLC
By:	BROOKSIDE EQUITY PARTNERS LLC, its Manager

By:	/s/_Raymond F. Weldon
Name:	Raymond F. Weldon
Title:	Managing Director

BEP III CO-INVEST LLC
By:	BROOKSIDE EQUITY PARTNERS LLC, its Manager

By:	/s/ Raymond F. Weldon
Name:	Raymond F. Weldon
Title:	Managing Director

SQ CO-INVESTORS LLC
By:	BROOKSIDE EQUITY PARTNERS LLC, its Manager

By:	/s/ Raymond F. Weldon
Name:	Raymond F. Weldon
Title:	Managing Director

BROOKSIDE EQUITY PARTNERS LLC

By:	/s/_Raymond F. Weldon
Name:	Raymond F. Weldon
Title:	Managing Director